SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report:  July 17, 2001

                                Washington Mutual, Inc.
                 (Exact name of registrant as specified in its charter)

           Washington                  1-14667               91-1653725
(State or other jurisdiction of   (Commission File        (I.R.S. Employer
          incorporation)               Number)           Identification No.)

 1201 Third Avenue, Seattle, Washington                       98101
(Address of principal executive offices)                    (Zip Code)

                                   (206) 461-2000
                  (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

  On July 17, 2001, Washington Mutual, Inc. issued a press release reporting its results of operations during the three and six months ended June 30, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1 Press release dated July 17, 2001 reporting results of operations during the three and six months ended June 30, 2001.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          WASHINGTON MUTUAL, INC.

Date:   July 18, 2001             By:     /s/ Fay L. Chapman
                                          -----------------------
                                          Fay L. Chapman
                                          Senior Executive Vice President
                                          and General Counsel

                                                                  July 17, 2001
                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

             WASHINGTON MUTUAL ANNOUNCES RECORD QUARTERLY EARNINGS;
           STRONG OPERATING FUNDAMENTALS DRIVE QUARTER'S PERFORMANCE;
                   BOARD OF DIRECTORS INCREASES CASH DIVIDEND

        SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record quarterly earnings of $798.2 million for the second quarter of 2001, up sharply from second-quarter 2000 earnings of $490.8 million. On an earnings-per-share basis, second-quarter 2001 earnings were a record 91 cents per diluted share, up 49 percent from 61 cents per diluted share one year ago.
        Earnings for the second quarter of 2001 included full-quarter results from the former mortgage operations of The PNC Financial Services Group, Inc. and from the former Bank United Corp., which were acquired this year by Washington Mutual on Jan. 31 and Feb. 9, respectively. In addition, earnings for the quarter included partial results from the operations of the former Fleet Mortgage Corp., which was acquired on June 1, 2001. All of these acquisitions were accounted for as purchase transactions; therefore, the operating results of each company are not included prior to the date of acquisition.
         Highlights of the recently completed quarter included:
         o  A return on common equity of 24.72 percent;
         o  A substantially improved net interest margin of 3.21 percent;
         o  Record noninterest income, including a 36 percent increase in depositor and other retail banking fees, year over year;
         o  Record loan volume of $42.66 billion, including a 159 percent increase in single-family residential (SFR) loan volume and a 47 percent increase in other loan volume, on a year-over-year basis;
         o  Record checking account growth of 182,950 net new accounts; and
         o  An improved operating efficiency ratio of 43.40 percent.

                                    - more -

WM - 2
        "Washington Mutual's second-quarter performance clearly illustrates the overall financial strength of the company and the successful implementation of our strategic initiatives by our talented employees," said Kerry Killinger, the company's chairman, president and CEO. "The favorable interest rate environment, coupled with our winning business formula, led to exceptional revenue growth, record loan volume and account openings, and continued strong credit quality in the second quarter.
        "We also took steps to solidify our national banking and lending franchises by completing the acquisition of Fleet Mortgage and by announcing our intention to extend our retail banking presence to the greater New York area through the proposed acquisition of Dime Bancorp. Together, these actions continued our progress toward building our brand in major metropolitan markets throughout the country."

BOARD INCREASES CASH DIVIDEND

        The Board of Directors declared a cash dividend of 23 cents on the company's common stock, up from 22 cents in the previous quarter. Dividends on the common stock are payable Aug. 15, 2001 to shareholders of record as of July 31, 2001. The board also declared a $0.90625 dividend on the company's Series H Preferred Stock which, together with a related purchase contract adjustment payment of $0.09375, will result in an aggregate payment of $1.00 on each unit of the company's Premium Income Equity Securities (PIES). These amounts are payable on Aug. 16, 2001 to holders of record on Aug. 15, 2001.

SECOND-QUARTER RESULTS

NET INTEREST AND NONINTEREST INCOME GROW

        An improved net interest margin, driven by the 275 basis point reduction in the Fed Funds rate since the first of this year, and a higher base of interest-earnings assets produced net interest income of $1.67 billion in the second quarter, up 53 percent from $1.09 billion a year earlier.
        The net interest spread for the quarter improved to 3.16 percent, compared with 2.30 percent for the same period last year, reflecting the company's lower cost of funds. Likewise, the margin was 3.21 percent in the most recent quarter versus 2.43 percent for second quarter 2000.
        Depositor and other retail banking fees were a record $325.3 million, up 36 percent from $239.8 million a year earlier. During the second quarter, the company added nearly 183,000 net new retail checking accounts.
        Reflecting the relatively weaker stock market, securities fees and commissions were $76.3 million for the second quarter of 2001, versus $83.5 million for the same period one year ago.

                                    - more -

WM - 3
        Robust refinancing activity and additional production from the company's recent acquisitions, including Fleet Mortgage, contributed to gain from mortgage loans of $214.9 million for the second quarter, up sharply from the gain of $80.7 million a year ago.
        During the quarter the company recorded a $75.2 million impairment of mortgage servicing rights, which the company chose to partially offset by recognizing gains from mortgage securities of $22.2 million.

RECORD  LENDING  VOLUME

        Strong   refinancing   activity  and  recent acquisitions also led to
record total loan volume of $42.66 billion for the quarter, up 136 percent from $18.08 billion one year ago.
        SFR loan volume (excluding  residential  construction)  was
$37.27 billion, up 159 percent from $14.41 billion one year ago. In addition, 63 percent of the SFR mortgage loan volume represented refinance activity, versus 24 percent for last year's second quarter.
        Reflecting the current  interest rate  environment,  81 percent of the
second-quarter's   SFR  volume   (excluding   specialty   mortgage  finance  and
residential construction) represented fixed-rate mortgages versus 12 percent in last year's second quarter.
        Lending volume for loans other than SFR totaled $5.39 billion for the most recent quarter, up 47 percent over $3.67 billion in the second quarter of 2000.

EFFICIENCY RATIO CONTINUES TO IMPROVE

        The efficiency ratio (defined as noninterest expense, excluding amortization of goodwill and other intangible assets, as a percentage of net interest income and noninterest income) improved to 43.40 percent in the most recent quarter compared with 46.99 percent in the second quarter of last year.
        Reflecting the cost of the operations of the recently acquired companies (Bank United Corp., the mortgage operations of The PNC Financial Services Group, Inc. and Fleet Mortgage Corp.), noninterest expense totaled $1.12 billion in the second quarter of 2001, compared with second-quarter 2000's figure of $775.2 million.

                                    - more -

CREDIT QUALITY REMAINS STEADY

        Killinger said that despite the signs of a slowing national economy, Washington Mutual's credit quality remains strong. Total nonperforming assets
(NPAs) were $1.67 billion at June 30, 2001 versus $1.45 billion at March 31, 2001, due to an increase in SFR nonaccruals, as well as additional commercial business and commercial real estate NPAs from Bank United.
Total NPAs represented 0.73 percent of total assets at the end of the second quarter of 2001, well below the company's target of less than 1.00 percent.
        Reflecting the company's larger and more diversified balance sheet, the provision for loan and lease losses was $92.4 million, versus $44.1 million for the same period in the previous year. Net loan charge offs for the second quarter were $75.6 million, compared with $42.5 million a year earlier. At June 30, 2001, the allowance for loan and lease losses totaled $1.17 billion, and represented 80 percent of nonaccrual loans, as compared with 91 percent at March 31, 2001.

BALANCE SHEET AND CAPITAL MANAGEMENT

        Consolidated assets at June 30, 2001 were $229.30 billion, compared with $219.93 billion at March 31, 2001 and $185.69 billion at June 30, 2000.
        At June 30, 2001, deposits in checking, savings and money market accounts represented 61 percent of total deposits, compared with 62 percent at March 31, 2001. Total deposits were $96.95 billion at the end of the second quarter, up from $93.34 billion at March 31, 2001 and $80.60 billion at June 30, 2000.
        Stockholders' equity at June 30, 2001 was $13.41 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

COMPANY UPDATES

      o On June 25, 2001, the company announced a definitive agreement to merge with Dime Bancorp, Inc. (NYSE: DME) in a transaction valued at approximately $5.2 billion in stock and cash. The transaction, approved by the directors of both companies, creates a broad-based platform for Washington Mutual's banking operations as it enters the greater New York metropolitan area, the nation's largest urban banking market.


                                                       - more -

     At the time of the announcement, Killinger said, "The opportunity to deliver Washington Mutual's unique, customer-focused banking model to the largest concentration of middle-market consumers in the nation is tremendously exciting. We look forward to serving this broad market with great service, a good deal, and a friendly environment through the outstanding platform provided by The Dime.
        The Dime has approximately $14 billion in deposits in the New York metropolitan area and serves approximately 1 million households through 123 branches and 250 ATMs.
        The transaction, which is expected to close early in the first quarter of 2002, requires the approval of Dime shareholders and banking and other regulators.
     o Further strengthening its national mortgage lending franchise, during the quarter the company announced the completion of the acquisition of Fleet Mortgage Corp., a unit of FleetBoston Financial Corp. (NYSE: FBF). The transaction, accounted for as a purchase, is expected to be modestly accretive to earnings per share in 2001 without revenue enhancements.
     o With the successful completion of the deposit conversion of Bank United customers at the end of May, Killinger noted that the integration activities for both the former Bank United and PNC operations are essentially complete.
     o In May, the company announced that Jeremy V. "Jerry" Gross has joined Washington Mutual as chief information officer. He is responsible for leading Washington Mutual's corporate technology strategy. With more than two decades of information technology management expertise, Gross joined the company from Sydney, Austrialia-based Westpac Banking Corp. where he was group executive of technology, operations and eCommerce. Previously, Gross spent seven years at Countrywide Credit Industries, Calabasas, Calif., where he was managing director and chief technology officer. He replaces long-time chief information officer,
S. Liane Wilson, who now provides acquisition and integration services to the company.

OUTLOOK

        "We expect to see continued strength in our operating fundamentals during the second half of this year highlighted by growth in virtually all areas of the company," Killinger said. "Assuming a stable interest rate environment and a relatively healthy but slowing national economy, our company should be well-positioned to deliver exceptional financial results for the foreseeable future."

                                    - more -

        With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At June 30, 2001, Washington Mutual and its subsidiaries had consolidated assets of $229.30 billion. Washington Mutual currently operates more than 2,300 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.
        A live webcast of the company's quarterly earnings conference call will be held on Wed., July 18 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 1.800.474.8920.

Media Contact:        Libby Hutchinson
                      1.800.228.9268
                      206.461.2484
                      libby.hutchinson@wamu.net

Investor Contacts:    JoAnn DeGrande
                      206.461.3186
                      joann.degrande@wamu.net

                      Ruthanne King
                      206.461.6421
                      ruthanne.king@wamu.net


                                                            # # #

WM-7
                             WASHINGTON MUTUAL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (dollars in millions, except per share data)
                                   (unaudited)


                                                                                  Quarter Ended                  Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                            June 30,     Mar. 31,    June 30,    June 30,   June 30,
                                                                               2001         2001        2000        2001       2000
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                                    $2,924.3     $2,811.1    $2,237.5    $5,735.4   $4,458.7
  Available-for-sale ("AFS") securities                                       940.4      1,031.7       702.6     1,972.1    1,394.9
  Held-to-maturity ("HTM") securities                                             -            -       333.2           -      672.3
  Other interest and dividend income                                           71.7         70.9        88.7       142.6      139.7
------------------------------------------------------------------------------------------------------------------------------------
    Total interest income                                                   3,936.4      3,913.7     3,362.0     7,850.1    6,665.6
INTEREST EXPENSE
  Deposits                                                                    823.3        886.8       803.1     1,710.1    1,590.9
  Borrowings                                                                1,439.6      1,667.9     1,467.0     3,107.5    2,898.1
------------------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                  2,262.9      2,554.7     2,270.1     4,817.6    4,489.0
------------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                                   1,673.5      1,359.0     1,091.9     3,032.5    2,176.6
Provision for loan and lease losses                                            92.4         82.3        44.1       174.7       85.2
------------------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan and lease losses         1,581.1      1,276.7     1,047.8     2,857.8    2,091.4
NONINTEREST INCOME
  Depositor and other retail banking fees                                     325.3        278.8       239.8       604.1      450.8
  Securities fees and commissions                                              76.3         72.2        83.5       148.5      166.1
  Insurance fees and commissions                                               12.4         12.3        10.8        24.7       22.3
  Loan servicing income (expense)                                              (9.5)        (7.2)       39.1       (16.7)      72.4
  Loan related income                                                          91.8         55.6        29.0       147.4       53.1
  Gain from mortgage loans                                                    214.9        187.0        80.7       401.9      141.9
  Gain (loss) from securities                                                  31.9         70.3        (1.8)      102.2      (23.3)
  Other income                                                                 61.8         80.8        19.2       142.6       40.0
------------------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                                  804.9        749.8       500.3     1,554.7      923.3
NONINTEREST EXPENSE
  Compensation and benefits                                                   465.9        416.0       335.5       881.9      665.9
  Occupancy and equipment                                                     189.7        183.7       148.1       373.4      300.6
  Telecommunications and outsourced information services                      104.7        106.4        77.4       211.1      154.3
  Depositor and other retail banking losses                                    32.9         29.5        23.2        62.4       48.7
  Amortization of goodwill and other intangible assets                         42.9         36.0        27.1        78.9       53.9
  Other expense                                                               282.6        241.4       163.9       524.0      296.4
------------------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                               1,118.7      1,013.0       775.2     2,131.7    1,519.8
------------------------------------------------------------------------------------------------------------------------------------
      Income before income taxes                                            1,267.3      1,013.5       772.9     2,280.8    1,494.9
Income taxes                                                                  469.1        372.5       282.1       841.6      545.6
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                  $ 798.2      $ 641.0     $ 490.8    $1,439.2    $ 949.3
====================================================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                                     $ 796.4      $ 639.8     $ 490.8    $1,436.2    $ 949.3
====================================================================================================================================

Net income per common share:
  Basic                                                                       $0.93        $0.77       $0.61       $1.70      $1.17
  Diluted                                                                      0.91         0.76        0.61        1.68       1.17

Basic weighted average number of common shares outstanding (in thousands)   857,912      827,139     798,491     842,611    813,086
Diluted weighted average number of common shares outstanding (in thousands) 872,762      837,125     800,249     855,029    814,619

WM-8                          WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)




----------------------------------------------------------------------------------------------------------------
                                                                            Six Months Ended    Six Months Ended
                                                                               June 30, 2001       June 30, 2000
----------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY ROLLFORWARD
Balance, beginning of period                                                       $10,165.5            $9,052.7
Net income                                                                           1,439.2               949.3
Cash dividends declared on common stock                                               (361.4)             (307.7)
Cash dividends declared on redeemable preferred stock                                   (3.0)                  -
Common stock issued to acquire Bank United Corp.                                     1,389.0                   -
Common stock issued                                                                    124.2                32.7
Common stock repurchased and retired                                                       -              (869.0)
Common stock warrants issued, net of costs                                             398.4                   -
Other comprehensive income, net of tax                                                 258.7              (306.2)
-----------------------------------------------------------------------------------------------------------------
Balance, end of period                                                             $13,410.6            $8,551.8
=================================================================================================================

WM-9
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                    (dollars in millions, except share data)
                                   (unaudited)


                                                                                       Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                              June 30, 2001             Mar. 31, 2001             June 30, 2000
                                                           Balance       Rate        Balance        Rate       Balance        Rate
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND WEIGHTED AVERAGE INTEREST RATES
  Loans                                                 $148,704.0       7.87%    $136,856.9        8.22%   $113,597.6        7.88%
  Mortgage-backed securities  ("MBS")                     43,050.8       7.26       53,908.6        7.10      59,525.1        6.90
  Investment securities and other                         15,793.8       5.86        9,552.2        6.14       4,674.4        8.43
-----------------------------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                        207,548.6       7.59      200,317.7        7.82     177,797.1        7.57

  Deposits:
     Checking accounts                                    20,855.8                  17,108.1                  14,375.9
     Savings accounts and money market
         deposit accounts  ("MMDAs")                      36,579.8                  34,929.5                  29,264.7
     Time deposit accounts                                37,393.4                  35,608.5                  36,697.8
-----------------------------------------------------------------------------------------------------------------------------------
  Total deposits                                          94,829.0       3.48       87,646.1        4.10      80,338.4        4.02
  Borrowings                                             110,010.1       5.25      110,254.0        6.14      92,903.4        6.35
-----------------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                   204,839.1       4.43      197,900.1        5.23     173,241.8        5.27

  Net interest spread                                                    3.16                       2.59                      2.30
  Net interest margin                                                    3.21                       2.65                      2.43

  Total assets                                           223,841.7                 212,764.0                 183,712.6
  Stockholders' equity                                    12,886.5                  11,456.4                   8,544.3


                                                                      Six Months Ended
---------------------------------------------------------------------------------------------------------
                                                          June 30, 2001             June 30, 2000
                                                       Balance        Rate       Balance        Rate
---------------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND WEIGHTED AVERAGE INTEREST RATES
  Loans                                                 $142,813.2       8.04%    $114,943.5        7.76%
  MBS                                                     48,449.7       7.17       59,785.9        6.85
  Investment securities and other                         12,690.2       5.96        4,397.4        7.24
---------------------------------------------------------------------------------------------------------
    Total interest-earning assets                        203,953.1       7.70      179,126.8        7.44

  Deposits:
     Checking accounts                                    18,990.8                  13,945.7
     Savings accounts and MMDAs                           35,759.2                  29,559.3
     Time deposit accounts                                36,505.9                  37,148.2
---------------------------------------------------------------------------------------------------------
  Total deposits                                          91,255.9       3.78       80,653.2        3.97
  Borrowings                                             111,435.2       5.62       93,815.3        6.21
---------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                   202,691.1       4.79      174,468.5        5.17

  Net interest spread                                                    2.91                       2.27
  Net interest margin                                                    2.94                       2.41

  Total assets                                           218,333.5                 185,044.7
  Stockholders' equity                                    12,175.4                   8,714.9

WM-10
                           WASHINGTON MUTUAL, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (dollars in millions, except per share data)
                                   (unaudited)


                                                                                   June 30, 2001     Dec. 31, 2000    June 30, 2000
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents                                                          $  4,565.2         $  2,621.8       $  2,810.4
  AFS securities:
      MBS                                                                              41,029.2           40,348.4         40,193.9
      Investment securities                                                            12,421.2            1,810.4            450.1
  HTM securities:
      MBS                                                                                     -           16,428.1         17,888.7
      Investment securities                                                                   -              136.5            137.4
  Loans held for sale                                                                  20,052.7            3,403.9          1,746.5
  Loans:
      Loans held in portfolio                                                         131,551.0          119,626.1        112,918.4
      Allowance for loan and lease losses                                              (1,169.5)          (1,013.8)        (1,009.7)
------------------------------------------------------------------------------------------------------------------------------------
        Total loans held in portfolio, net of allowance for loan and lease losses     130,381.5          118,612.3        111,908.7
  Mortgage servicing rights ("MSR")                                                     6,799.1            1,017.3            841.0
  Investment in Federal Home Loan Banks ("FHLBs")                                       3,767.0            3,260.1          3,151.2
  Goodwill and other intangible assets                                                  2,308.7            1,083.7          1,134.4
  Other assets                                                                          7,973.7            5,993.5          5,424.9
------------------------------------------------------------------------------------------------------------------------------------
       Total assets                                                                  $229,298.3         $194,716.0       $185,687.2
====================================================================================================================================

LIABILITIES
  Deposits:
     Checking accounts                                                               $ 23,491.2         $ 14,499.8       $ 15,021.6
     Savings accounts and MMDAs                                                        35,303.1           30,655.8         29,358.1
     Time deposit accounts                                                             38,159.5           34,418.2         36,216.6
------------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                  96,953.8           79,573.8         80,596.3
  Federal funds purchased and commercial paper                                          4,080.2            4,114.7          1,492.0
  Securities sold under agreements to repurchase ("repurchase agreements")             30,011.5           29,756.1         26,745.7
  Advances from FHLBs                                                                  63,779.8           57,854.9         59,324.8
  Other borrowings                                                                     15,933.3            9,930.3          6,780.2
  Other liabilities                                                                     5,129.1            3,320.7          2,196.4
------------------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                              215,887.7          184,550.5        177,135.4
STOCKHOLDERS' EQUITY                                                                   13,410.6           10,165.5          8,551.8
------------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                                    $229,298.3         $194,716.0       $185,687.2
====================================================================================================================================

Common shares outstanding at end of period (in thousands) (1)                           878,366            809,784          808,171
Book value per common share                                                              $15.59             $12.84           $10.82
Tangible book value per common share                                                      13.41              11.66             9.59

Full-time equivalent employees at end of period (actual amount)                          37,106             28,798           28,255

(1) Includes 18 million shares held in escrow that were not included in the book value per share calculations.

                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                 (dollars in millions, except per share amounts)
                                   (unaudited)


Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.


                                                                           Quarter Ended                       Six Months Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                June 30,      Mar. 31,        June 30,       June 30,      June 30,
                                                                   2001          2001            2000           2001          2000
------------------------------------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS

  Net income                                                     $798.2        $641.0          $490.8       $1,439.2        $949.3
  Net income per common share                                     $0.93         $0.77           $0.61          $1.70         $1.17
  Net income per diluted common share                              0.91          0.76            0.61           1.68          1.17

  Financial ratios on reported financial results:
    Return on average assets                                       1.43%         1.21%           1.07%          1.32%         1.03%
    Return on average common equity                               24.72         22.34           22.97          23.59         21.78
    Efficiency ratio, excluding amortization of goodwill and
      other intangible assets                                     43.40         46.33           46.99          44.75         47.29
    Efficiency ratio, including amortization of goodwill and
      other intangible assets                                     45.14         48.04           48.69          46.47         49.03


EARNINGS FROM OPERATIONS, EXCLUDING AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

     Net income attributable to common stock                     $796.4        $639.8          $490.8       $1,436.2        $949.3
     Total amortization of goodwill and other intangible assets    42.9          36.0            27.1           78.9          53.9
     Income tax expense                                            (8.8)         (6.1)           (6.5)         (14.9)        (12.9)
------------------------------------------------------------------------------------------------------------------------------------
       Amortization of goodwill and other intangible
         assets, net of tax                                        34.1          29.9            20.6           64.0          41.0
------------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding amortization of goodwill and
      other intangible assets                                    $830.5        $669.7          $511.4       $1,500.2        $990.3
====================================================================================================================================

     Earnings per diluted common share, excluding amortization of
        goodwill and other intangible assets                      $0.95         $0.80           $0.64          $1.75         $1.22

  Financial ratios on earnings from operations:
    Return on average assets                                       1.49%         1.26%           1.11%          1.38%         1.07%
    Return on average common equity                               25.78         23.38           23.94          24.64         22.73

-------------------------------------------------------------------------------------------------------
                                                                      Quarter Ended   Six Months Ended
                                                                      June 30, 2001      June 30, 2001
-------------------------------------------------------------------------------------------------------
PRO FORMA (1)
Income before income tax expense, excluding amortization of goodwill       $1,300.4          $2,343.3
Income tax expense                                                           (474.1)           (850.2)
-------------------------------------------------------------------------------------------------------
Net income, excluding amortization of goodwill                                826.3           1,493.1
Redeemable preferred stock dividends                                           (1.8)             (3.0)
-------------------------------------------------------------------------------------------------------
Net income attributable to common stock, excluding
  amortization of goodwill                                                  $ 824.5          $1,490.1
=======================================================================================================
Earnings per diluted common share, excluding amortization of goodwill         $0.94             $1.74

(1) Represents pro forma impact to quarter-to-date and year-to-date June 30, 2001 net income assuming application of the recently issued business combinations accounting standard, which eliminates the amortization of goodwill from net income.

WM-12
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                                   (unaudited)

                                                                                           June 30,        Dec. 31,
                                                                                              2001            2000
-------------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                                                          5.85%           5.22%
  Stockholders' equity (1)/total assets (1)                                                  5.77            5.24
  Estimated total risk-based capital (2)                                                    11.85           11.07


(1)  Excludes unrealized net gain/loss on available-for-sale securities and derivatives.
(2)  Estimate of what WMI's total risk-based capital ratio would be if it was a bank holding company that complies with Federal Reserve Board capital requirements.


                                                                          June 30,         Mar. 31,        June 30,
                                                                             2001             2001            2000
-------------------------------------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (3)
    WMB and WMBfsb                                                      1,098,588        1,079,569       1,040,850
    WMB, FA                                                             4,323,791        4,159,860 (4)   3,520,385
-------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                                    5,422,379        5,239,429       4,561,235
===================================================================================================================

RETAIL CHECKING ACCOUNT ACTIVITY (3)
  Net accounts opened during the quarter:
    WMB and WMBfsb                                                         19,019           14,789          14,400
    WMB, FA                                                               163,931          415,665 (4)     118,610
-------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                        182,950          430,454         133,010
===================================================================================================================


(3) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.
(4)  Includes 271,183 checking accounts acquired from Bank United Corp.

WM-13
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                          Quarter Ended                      Six Months Ended
------------------------------------------------------------------------------------------------------------------
                                             June 30,        Mar. 31,        June 30,      June  30,     June  30,
                                                2001            2001            2000           2001          2000
------------------------------------------------------------------------------------------------------------------
LOAN VOLUME
  Single-family residential ("SFR"):
      Adjustable rate ("ARMs")             $ 6,607.0       $ 7,244.9       $10,220.1      $13,851.9     $18,190.6
      Fixed rate                            27,677.3        11,161.0         1,392.6       38,838.3       2,131.5
      Specialty mortgage finance             2,986.7         2,233.0         2,800.5        5,219.7       4,309.4
------------------------------------------------------------------------------------------------------------------
      Total SFR loan volume                 37,271.0        20,638.9        14,413.2       57,909.9      24,631.5
  SFR - construction                         1,086.9         1,197.1           540.6        2,284.0         968.5
  Second mortgage and other consumer:
      Banking subsidiaries                   2,164.7         1,335.0         1,299.9        3,499.7       2,196.1
      Washington Mutual Finance                504.9           449.0           661.1          953.9       1,174.1
  Commercial business                          819.5           756.2           704.5        1,575.7       1,150.1
  Commercial real estate:
     Apartment buildings                       587.9           480.3           412.1        1,068.2         884.0
     Other commercial real estate              229.7           180.0            50.5          409.7         133.9
------------------------------------------------------------------------------------------------------------------
     Total loan volume                     $42,664.6       $25,036.5       $18,081.9      $67,701.1     $31,138.2
==================================================================================================================

LOAN VOLUME BY CHANNEL
   Originated                              $28,790.5       $20,408.7       $15,855.9      $49,199.2     $28,020.7
   Purchased                                 4,722.1         1,868.3         1,785.6        6,590.4       2,430.3
   Correspondent                             9,152.0         2,759.5           440.4       11,911.5         687.2
------------------------------------------------------------------------------------------------------------------
      Total loan volume by channel         $42,664.6       $25,036.5       $18,081.9      $67,701.1     $31,138.2
==================================================================================================================

REFINANCING ACTIVITY
  SFR:
      ARMs                                 $ 4,492.8       $ 4,321.1        $3,135.6       $8,813.9      $6,105.5
      Fixed rate                            18,820.6         6,290.6           270.1       25,111.2         470.6
  SFR - construction                            10.3             6.2             7.3           16.5          12.2
  Commercial real estate:
     Apartment buildings                       416.8           194.7           172.7          611.5         348.4
     Other commercial real estate               82.7            58.5            79.0          141.2         193.0
------------------------------------------------------------------------------------------------------------------
    Total refinances                       $23,823.2       $10,871.1        $3,664.7      $34,694.3      $7,129.7
==================================================================================================================

SFR LOAN ORIGINATIONS (1)
 Short-term ARMs:
     Treasury indices                      $ 4,227.6       $ 5,228.0       $ 7,214.6       $9,455.6     $12,541.0
     COFI                                      418.4           513.7         1,598.6          932.1       1,977.2
     Other                                       1.4             2.5             1.3            3.9           3.6
------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                 4,647.4         5,744.2         8,814.5       10,391.6      14,521.8
  Medium-term ARMs                           1,861.7         1,311.6         1,126.8        3,173.3       3,186.7
  Fixed-rate mortgages                      15,470.4         7,977.2         1,386.5       23,447.6       2,118.9
------------------------------------------------------------------------------------------------------------------
       Total SFR loan originations         $21,979.5       $15,033.0       $11,327.8      $37,012.5     $19,827.4
==================================================================================================================

(1) Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

WM-14
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                                        Change from
                                                                      Mar. 31, 2001       June 30,        Mar. 31,          June 30,
                                                                   to June 30, 2001          2001            2001              2000
-----------------------------------------------------------------------------------------------------------------------------------
LOANS BY PROPERTY TYPE AND MBS
  Loans held in portfolio:
     SFR                                                                  $(1,653.7)   $ 81,880.3      $ 83,534.0        $ 76,709.1
     Specialty mortgage finance                                               890.7       8,290.1         7,399.4           5,232.7
-----------------------------------------------------------------------------------------------------------------------------------
       Total SFR loans                                                       (763.0)     90,170.4        90,933.4          81,941.8
     SFR - construction                                                      (210.9)      2,789.5         3,000.4           1,360.1
     Second mortgage and other consumer:
         Banking subsidiaries                                                 455.3       9,681.2         9,225.9           7,001.6
         Washington Mutual Finance                                            (49.9)      2,518.2         2,568.1           2,315.2
     Commercial business                                                      211.7       5,074.3         4,862.6           1,837.0
     Commercial real estate:
        Apartment buildings                                                  (508.8)     16,580.8        17,089.6          15,569.9
        Other commercial real estate                                          (43.0)      4,736.6         4,779.6           2,892.8
-----------------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                                              (908.6)    131,551.0       132,459.6         112,918.4
  Less: allowance for loan and lease losses                                   (11.7)     (1,169.5)       (1,157.8)         (1,009.7)
  Loans securitized and retained as MBS                                      (597.1)     28,518.4        29,115.5          33,897.6
-----------------------------------------------------------------------------------------------------------------------------------
     Total net loans held in portfolio and loans
        securitized and retained as MBS                                    (1,517.4)    158,899.9       160,417.3         145,806.3
  Loans held for sale                                                       6,202.4      20,052.7        13,850.3           1,746.5
-----------------------------------------------------------------------------------------------------------------------------------
     Total net loans and loans securitized and retained as MBS              4,685.0     178,952.6       174,267.6         147,552.8
  Purchased MBS                                                            (4,857.2)     12,510.8        17,368.0          24,185.0
-----------------------------------------------------------------------------------------------------------------------------------
     Total net loans and MBS                                              $  (172.2)   $191,463.4      $191,635.6        $171,737.8
===================================================================================================================================

WM-15
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                                Mar. 31, 2001       Dec. 31, 2000
                                                             to June 30, 2001    to June 30, 2001
--------------------------------------------------------------------------------------------------
ROLLFORWARD OF LOANS HELD FOR SALE
  Balance, beginning of period                                      $13,850.3           $ 3,403.9
     Loans added through acquisitions                                 4,379.7            10,385.1
     Loans originated and purchased                                  30,640.2            45,571.9
     Loans transferred to loans held in portfolio                    (1,020.7)           (1,020.7)
     Loans sold or securitized                                      (26,428.1)          (36,480.6)
     Loan payments and other                                         (1,368.7)           (1,806.9)
--------------------------------------------------------------------------------------------------
  Change in loans                                                     6,202.4            16,648.8
--------------------------------------------------------------------------------------------------
  Balance, end of period                                            $20,052.7           $20,052.7
==================================================================================================

ROLLFORWARD OF LOANS HELD IN PORTFOLIO
  Balance, beginning of period                                     $132,459.6          $119,626.1
     Loans added through acquisitions                                       -            12,333.7
     Loans originated and purchased                                  12,024.4            22,129.2
     Loans transferred from loans held for sale                       1,020.7             1,020.7
     Loans securitized                                                 (704.0)             (704.0)
     Loan payments and other                                        (13,249.7)          (22,854.7)
--------------------------------------------------------------------------------------------------
  Change in loans                                                      (908.6)           11,924.9
--------------------------------------------------------------------------------------------------
  Balance, end of period                                           $131,551.0          $131,551.0
==================================================================================================

ROLLFORWARD OF MORTGAGE SERVICING RIGHTS ("MSR")
  Balance, beginning of period                                       $3,456.4            $1,017.3
     Additions through acquisitions                                   2,680.5             4,823.4
     Additions                                                          945.2             1,428.4
     Amortization                                                      (207.8)             (332.0)
     Impairment adjustment                                              (75.2)             (138.0)
--------------------------------------------------------------------------------------------------
  Balance, end of period(1)                                          $6,799.1            $6,799.1
==================================================================================================

ROLLFORWARD OF LOAN SERVICING PORTFOLIO WITH MSR
  Balance, beginning of period                                     $212,249.8           $79,335.3
     Additions through acquisitions                                 133,027.7           255,634.0
     Additions                                                       36,160.2            51,020.7
     Loan payments and other                                        (20,978.2)          (25,530.5)
--------------------------------------------------------------------------------------------------
  Balance, end of period                                           $360,459.5          $360,459.5
==================================================================================================

                                                                                    June 30, 2001
                                                                                       Balance
--------------------------------------------------------------------------------------------------
TOTAL SERVICING PORTFOLIO
     Loan servicing portfolio with MSR                                                 $360,459.5
     Loan servicing portfolio without MSR                                                 5,239.2
     Servicing on retained MBS without MSR                                               11,694.0
     Servicing on owned loans                                                           141,198.5
--------------------------------------------------------------------------------------------------
  Total servicing portfolio                                                            $518,591.2
==================================================================================================

                                                                       June 30, 2001
                                                         ----------------------------------------
                                                          Unpaid Principal       Weighted Average
                                                              Balance             Servicing Fee
--------------------------------------------------------------------------------------------------
TOTAL SERVICING PORTFOLIO, EXCLUDING RETAINED MBS WITHOUT MSR        (in basis points, annualized)
     AND OWNED LOANS
     Government                                                 $ 61,407.4            52
     Agency                                                      227,162.6            42
     Private                                                      71,652.8            41
     Long Beach                                                    5,475.9            50
--------------------------------------------------------------------------------------------------
  Total servicing portfolio, excluding retained MBS without MSR
    and owned loans                                             $365,698.7            44
==================================================================================================

(1) At June 30, 2001, aggregate MSR fair value was $7.03 billion.

WM-16
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)



                                        Change from
                                      Mar. 31, 2001         June 30,                 Mar. 31,                  June 30,
                                   to June 30, 2001            2001    % of total       2001    % of total        2000    % of total
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS AND MBS(1)
  Short-term ARMs:
     COFI                               $ (2,071.5)      $ 39,102.6       23%     $ 41,174.1       25%      $ 42,047.8          27%
     Treasury indices                     (3,388.6)        40,200.9       24        43,589.5       26         38,933.3          25
     Other                                  (726.6)        12,756.0 (2)    8        13,482.6 (2)    8          8,771.5 (2)       5
------------------------------------------------------------------------------------------------------------------------------------
      Total short-term ARMs               (6,186.7)        92,059.5       55        98,246.2       59         89,752.6          57
  Medium-term ARMs                         3,366.2         35,919.2       22        32,553.0       19         30,552.5          20
  Fixed-rate loans                         5,813.3         26,645.1       16        20,831.8       12         12,393.5           8
  Fixed-rate MBS                          (4,849.9)        12,256.5        7        17,106.4       10         23,662.4          15
------------------------------------------------------------------------------------------------------------------------------------
      Total real estate loans and MBS   $ (1,857.1)      $166,880.3      100%     $168,737.4      100%      $156,361.0         100%
====================================================================================================================================

(1)  Does not include specialty mortgage finance loans.
(2)  The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):
          June 30, 2001: $ 2.84
          Mar. 31, 2001:   2.68
          June 30, 2000:   2.67



                                                            Quarter Ended                 Six Months Ended
---------------------------------------------------------------------------------------------------------------
                                               June 30,         Mar. 31,      June 30,   June 30,      June 30,
                                                  2001             2001          2000       2001          2000
---------------------------------------------------------------------------------------------------------------
MORTGAGE BANKING INCOME
  Loan servicing income                         $312.0           $199.3        $ 84.2     $511.3        $158.5
      Amortization of MSR                       (207.8)          (124.2)        (28.3)    (332.0)        (54.8)
      Impairment of MSR                          (75.2)           (62.8)            -     (138.0)            -
      Other loan servicing expense               (38.5)           (19.5)        (16.8)     (58.0)        (31.3)
---------------------------------------------------------------------------------------------------------------
        Net loan servicing income (expense)       (9.5)            (7.2)         39.1      (16.7)         72.4
  SFR mortgage related income                     81.5             48.1          27.7      129.6          50.7
  Gain from mortgage loans:
      Realized                                   147.8             94.0          80.7      241.8         141.9
      Net change in unrealized                    67.1             93.0             -      160.1             -
---------------------------------------------------------------------------------------------------------------
         Total gain from mortgage loans          214.9            187.0          80.7      401.9         141.9
  Gain from sale of originated MBS                22.2             48.7             -       70.9             -
---------------------------------------------------------------------------------------------------------------
     Total mortgage banking income              $309.1           $276.6        $147.5     $585.7        $265.0
===============================================================================================================

WM-17
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)


                                                                                        June 30, 2001               Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Balance       Term (1)       Balance      Term (1)
------------------------------------------------------------------------------------------------------------------------------------
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING                                             (in months)                 (in months)
Deposits:
  Noninterest-bearing checking accounts, savings accounts,
      MMDAs and time deposit accounts                                          $ 17,685.0           N/A      $ 8,754.8           N/A
  Interest-bearing checking accounts, savings accounts and MMDAs                 41,109.6           N/A       36,401.5           N/A
  Interest-bearing time deposit accounts                                         38,159.2             6       34,417.5             7
------------------------------------------------------------------------------------------------------------------------------------
     Total deposits                                                              96,953.8                     79,573.8
Borrowings:
  Adjustable (2)                                                                 51,513.1             1       57,219.1             1
  Short-term fixed                                                               49,347.9             2       30,456.6             2
  Long-term fixed                                                                12,943.8           100       13,980.3            48
------------------------------------------------------------------------------------------------------------------------------------
     Total borrowings                                                           113,804.8                    101,656.0
------------------------------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                                  $210,758.6                   $181,229.8
====================================================================================================================================


                                                               June 30, 2001                                Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                  Notional          Fair                       Notional          Fair
                                                    Amount         Value           Term(1)       Amount         Value        Term(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (in months)                              (in months)
Derivatives:
  WM pay rate swaps:
       Fixed rate                                $ 8,388.0        $(120.7)              6     $11,008.1         $(46.4)            9
       Variable rate                               4,680.0          138.3               2       2,890.0          140.0             2
------------------------------------------------------------------------------------------------------------------------------------
  Total swaps                                     13,068.0           17.6               5      13,898.1           93.6
  Caps\Corridors\Swaptions                         6,366.2          163.3              18       8,286.2           16.4             1
------------------------------------------------------------------------------------------------------------------------------------
     Total derivatives                           $19,434.2         $180.9                     $22,184.3         $110.0
====================================================================================================================================


  (1)Terms used are remaining term for deposits, and term to reprice for borrowings and notional amount of derivatives.

  (2)Adjustable-rate borrowings included notional values of $13.20 billion of embedded purchased interest rate floors at June 30, 2001 and Dec. 31, 2000. At June 30, 2001 and Dec. 31, 2000, $8.65 billion and $800.0 million, respectively, of these contracts were effective. Contractual start dates for the remaining floors range from July 5, 2001 to July 17, 2003. Once effective, the floors reprice every three months.

     Adjustable-rate borrowings included notional values of $703.8 million of embedded purchased interest rate caps at June 30, 2001 and Dec. 31, 2000. At June 30, 2001 and Dec. 31, 2000, $703.8 million were active, however, no contracts had strike rates that were in effect.

     Adjustable-rate borrowings included notional values of $1.75 billion of embedded interest rate swaptions (options to enter into pay-fixed swaps) at June 30, 2001 and none at Dec. 31, 2000. These options are exercisable upon maturity. Maturity dates range from June 24, 2003 to July 17, 2003.

WM-18
                            WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)




                                                                                        Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                           June 30,        Mar. 31,        Dec. 31,        Sept. 30,        June 30,
                                                              2001            2001            2000             2000            2000
------------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES
  Balance, beginning of quarter                           $1,157.8        $1,013.8        $1,011.8         $1,009.7        $1,025.2
  Identified allowance for loans sold or securitized             -               -               -             (2.6)          (17.1)
  Allowance acquired through business combinations            (5.1)          119.4               -                -               -
  Provision for loan and lease losses                         92.4            82.3            52.5             47.6            44.1
------------------------------------------------------------------------------------------------------------------------------------
                                                           1,245.1         1,215.5         1,064.3          1,054.7         1,052.2
  Loans charged off:
    SFR                                                      (14.3)           (5.7)           (5.2)            (3.1)           (5.6)
    Specialty mortgage finance                                (5.3)           (7.2)           (2.5)            (0.8)           (0.8)
------------------------------------------------------------------------------------------------------------------------------------
      Total SFR charge offs                                  (19.6)          (12.9)           (7.7)            (3.9)           (6.4)
    SFR construction                                          (0.1)              -               -                -               -
    Second mortgage and other consumer:
        Banking subsidiaries                                 (15.7)          (12.0)          (10.8)           (11.6)           (9.9)
        Washington Mutual Finance                            (34.0)          (33.4)          (34.1)           (30.2)          (28.2)
    Commercial business                                      (11.8)           (3.7)           (3.0)            (3.4)           (3.7)
    Commercial real estate:
        Apartment buildings                                      -            (0.2)           (0.3)            (0.3)           (0.5)
        Other commercial real estate                          (3.2)           (2.5)           (0.3)            (0.4)           (0.6)
------------------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                                (84.4)          (64.7)          (56.2)          (49.8)           (49.3)
  Recoveries of loans previously charged off:
    SFR                                                        0.8             0.7             0.2              0.3             0.8
    Specialty mortgage finance                                   -               -               -                -               -
------------------------------------------------------------------------------------------------------------------------------------
      Total SFR recoveries                                     0.8             0.7             0.2              0.3             0.8
    Second mortgage and other consumer:
        Banking subsidiaries                                   1.5             0.9             0.9              0.7             1.0
        Washington Mutual Finance                              4.7             5.0             3.9              4.4             4.3
    Commercial business                                        0.6             0.3             0.3              0.3             0.4
    Commercial real estate:
        Apartment buildings                                      -               -               -              0.8               -
        Other commercial real estate                           1.2             0.1             0.4              0.4             0.3
------------------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off         8.8             7.0             5.7              6.9             6.8
------------------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                     (75.6)          (57.7)          (50.5)           (42.9)          (42.5)
------------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                 $1,169.5        $1,157.8        $1,013.8         $1,011.8        $1,009.7
====================================================================================================================================

  Net charge offs (annualized) as a percentage
   of average loans                                           0.20%           0.17%           0.16%            0.14%           0.15%


------------------------------------------------------------------------------------------------------------------------------------
                                                           June 30,        Mar. 31,        Dec. 31,        Sept. 30,        June 30,
                                                              2001            2001            2000             2000            2000
------------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES AS A PERCENTAGE OF:
      Nonaccrual loans                                          80%             91%            114%             121%            126%
      Nonperforming assets                                      70              80              98              102             104

WM-19
                             WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)


                                                                          June 30, 2001     Mar. 31, 2001     June 30, 2000
-----------------------------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
  Nonaccrual loans:
    SFR                                                                         $  730.5           $ 678.4            $527.9
    Specialty mortgage finance                                                     309.9             261.4             104.2
-----------------------------------------------------------------------------------------------------------------------------
      Total SFR nonaccrual loans                                                 1,040.4             939.8             632.1
    SFR construction                                                                24.5              30.9              17.7
    Second mortgage and other consumer:
        Banking subsidiaries                                                        45.4              46.2              38.1
        Washington Mutual Finance                                                   71.0              66.2              61.2
    Commercial business                                                            106.7              58.2              15.7
    Commercial real estate:
        Apartment buildings                                                         25.8              19.6              14.5
        Other commercial real estate                                               147.8             110.4              22.2
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       Total nonaccrual loans                                                    1,461.6           1,271.3             801.5
  Foreclosed assets:
    SFR                                                                            120.0             107.6             111.5
    Specialty mortgage finance                                                      41.0              31.0               8.5
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      Total SFR foreclosed assets                                                  161.0             138.6             120.0
    SFR construction                                                                 5.1               3.4               8.0
    Second mortgage and other consumer:
        Banking subsidiaries                                                        17.2              19.5              16.4
        Washington Mutual Finance                                                    7.9               7.1               6.3
    Commercial real estate:
       Apartment buildings                                                           0.9               1.4               2.4
       Other commercial real estate                                                 11.4              13.3              19.0
-----------------------------------------------------------------------------------------------------------------------------
       Foreclosed assets                                                           203.5             183.3             172.1
-----------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                               $1,665.1          $1,454.6            $973.6
=============================================================================================================================

  NPAs by property type:
    SFR                                                                         $  850.5           $ 786.0            $639.4
    Specialty mortgage finance                                                     350.9             292.4             112.7
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      Total SFR NPAs                                                             1,201.4           1,078.4             752.1
    SFR construction                                                                29.6              34.3              25.7
    Second mortgage and other consumer:
        Banking subsidiaries                                                        62.6              65.7              54.5
        Washington Mutual Finance                                                   78.9              73.3              67.5
    Commercial business                                                            106.7              58.2              15.7
    Commercial real estate:
       Apartment buildings                                                          26.7              21.0              16.9
       Other commercial real estate                                                159.2             123.7              41.2
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       Total NPAs                                                               $1,665.1          $1,454.6            $973.6
=============================================================================================================================

  NPAs as a percentage of:
    Total loans held in portfolio                                                  1.27%             1.10%             0.85%
    Total loans held in portfolio and recourse loans and recourse MBS              1.10              0.95              0.72
    Total assets                                                                   0.73              0.66              0.52
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